                                                                      Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of The BFGoodrich Company of our report dated February 2, 1996, included in the 1995 Annual Report to Shareholders of The BFGoodrich Company.

We also consent to the incorporation by reference of our report dated February 2, 1996, with respect to the consolidated financial statements incorporated herein by reference, in the following Registration Statements and in the related Prospectuses:

Registration
  Number                Description of Registration Statement                          Filing Date
------------            -------------------------------------                          -----------
  2-77756               The B.F.Goodrich Company Key Employees'                        May 20, 1982
                        Stock Option Plan - Form S-8

  33-20421              The B.F.Goodrich Company Key Employees'                        March 1, 1988
                        Stock Option Plan - Form S-8

  2-88940               The B.F.Goodrich Company Retirement Plus                       April 28, 1989
                        Savings Plan - Post-Effective Amendment
                        No. 2 to Form S-8

  33-49052              The B.F.Goodrich Company Key Employees'                        June 26, 1992
                        Stock Option Plan - Form S-8

  33-49054              The B.F.Goodrich Company Performance                           June 26, 1992
                        Share Plan - Form S-8

  33-59580              The B.F.Goodrich Company Retirement                            March 15, 1993
                        Plus Savings Plan for Wage Employees
                        - Form S-8

  33-53289              Tramco, Inc. Profit-Funded Retirement                          April 26, 1994
                        Savings Plan - Form S-8

  33-53217              Common Stock - Form S-3                                        May 4, 1994

  33-65658              Debt Securities - Post-Effective Amendment                     August 17, 1994
                        No. 2 to Form S-3

  33-59953 and          BFGoodrich Capital 8.3% Cumulative Quarterly                   June 29, 1995
  33-59953-01           Income Preferred Securities, Series A -
                        Amendment No. 1 to Form S-3


                                                               ERNST & YOUNG LLP
Cleveland, Ohio
February 19, 1996